[FORM OF PROXY CARD]
EVERY SHAREHOLDER’S VOTE IS IMPORTANT
EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: [__] Follow the on-screen instructions. If you vote by internet, you do not have to return your voting instruction card.
VOTE BY PHONE Please call us toll-free at [__], and follow the instructions provided. If you vote by telephone, you do not have to return your voting instruction card
VOTE BY MAIL Complete, sign and date your voting instruction card and return it promptly in the envelope provided.
VOTE IN PERSON Attend Shareholder Meeting 303 Broadway, Suite 1100, Cincinnati, Ohio, 45202 on [__], 2019
Please detach at perforation before mailing.
TOUCHSTONE CREDIT OPPORTUNITIES FUND
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [__], 2019
THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TOUCHSTONE STRATEGIC TRUST. The undersigned shareholder(s) of Touchstone Credit Opportunities Fund, a series of Touchstone Strategic Trust, revoking previous proxies, hereby appoints Jill T. McGruder, Terrie A. Wiedenheft, Meredyth A. Whitford and Timothy S. Stearns, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Touchstone Credit Opportunities Fund that the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on [__], 2019, at [__] [a.m./p.m.], Eastern time, at the offices of Touchstone Strategic Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio, 45202, and at any adjournment or postponement thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged. The shares of Touchstone Credit Opportunities Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

VOTE VIA THE INTERNET: [__]
VOTE VIA THE TELEPHONE: [__]

Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

_____________________________________
Signature and Title, if applicable

Signature (if held jointly)

Date [CFS Code]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for
Touchstone Credit Opportunities Fund
Special Meeting of Shareholders to Be Held on [__], 2019.
The Proxy Statement/Prospectus for this meeting is available at:

[__]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted “FOR” the proposal.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

1. To approve an Agreement and Plan of Reorganization (the “Plan”) providing for (i) the transfer of all the assets of Touchstone Credit Opportunities Fund, a series of Touchstone Strategic Trust (the “Target Fund”) to Touchstone Credit Opportunities II Fund, a series of Touchstone Funds Group Trust (the “Acquiring Fund”) in exchange solely for Class A, Class C, Class Y and Institutional Class shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Target Fund; and (ii) the pro rata (or proportionate) distribution by class of the Acquiring Fund’s shares to the Target Fund’s shareholders in complete liquidation and termination of the Target Fund.

FOR ☐	AGAINST ☐	ABSTAIN ☐

WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY
[CFS Code]